UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2020

UDR, Inc.

United Dominion Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland (UDR, Inc.) Delaware (United Dominion Realty, L.P.)	1-10524 333-156002-01	54-0857512 54-1776887

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

UDR, Inc.: Emerging growth company ☐

United Dominion Realty, L.P.: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

UDR, Inc.: ☐ United Dominion Realty, L.P.: ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2020, UDR, Inc. (the “Company”), the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into the Eleventh Amendment (the “Eleventh Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”).

The Eleventh Amendment amends Exhibit H of the Partnership Agreement to set forth the terms of new classes of LTIP Units designated as Performance Units. Matters addressed in the amendment include, among other things, provisions related to allocations, distributions, transfers, conversion to LTIP Units, voting and certain tax matters with respect to the Performance Units.

The description of the Eleventh Amendment set forth herein is qualified in its entirety by reference to the full text of the Eleventh Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jerry A. Davis. On December 16, 2020, Jerry A. Davis notified the Company of his intention to resign from his position as Chief Operating Officer of the Company, effective on January 1, 2021 (the “Resignation Date”) and of his intention to retire and resign from his position as President of the Company on December 31, 2021 (the “Retirement Date”). Beginning January 1, 2022, Mr. Davis intends to transition to a consulting role with the Company. Mr. Davis has been serving as the Company’s President – Chief Operating Officer since January 2019, and prior to that date he served the Company in a variety of roles beginning in 1989.

In connection with Mr. Davis’ resignation and his retirement and planned transition to a consulting role, the Company and Mr. Davis entered into a letter agreement, dated December 16, 2020, which includes as an exhibit a related release agreement (the “Letter Agreement”), and a consulting agreement (the “Consulting Agreement”).

Under the terms of the Letter Agreement, Mr. Davis will be paid a monthly salary of $32,291.67 in his role as President of the Company and he is entitled to continued group health insurance benefits through December 31, 2027, under certain conditions. Further, under the terms of the Letter Agreement, Mr. Davis will not participate in the Company’s 2021 short-term incentive program or 2021-2023 long-term incentive program. Mr. Davis will be entitled to: (i) the vesting of those equity awards granted to him under the Company’s long-term incentive program that vest for periods prior to January 1, 2022; and (ii) the vesting of his outstanding restricted stock awards on the Retirement Date. Further, if the value of the equity awards described in subsections (i) and (ii) above at the time of vesting is less than $2,000,000, the Company’s Chairman and Chief Executive Officer may, in his sole discretion, award Mr. Davis a cash bonus equal to such difference. The Letter Agreement (including the related release agreement) includes mutual releases and non-disparagement covenants of Mr. Davis and the Company.

The Consulting Agreement will commence on January 1, 2022 and will continue in effect until December 31, 2022, subject to extension by mutual agreement of the Company and Mr. Davis. The Consulting Agreement provides that Mr. Davis will provide consulting services to the Company, and in consideration for such services, Mr. Davis will be paid a monthly fee of $25,000, and will receive reimbursement of expenses incurred in performing the consulting services. The Consulting Agreement includes a non-solicitation covenant of Mr. Davis for a period of 12 months following termination of the Consulting Agreement, a covenant of Mr. Davis to not provide services that conflict with the Company’s business, and a covenant of the Company to indemnify Mr. Davis in connection with his service as a consultant to the Company.

A copy of the Letter Agreement, which includes the related release agreement and the Consulting Agreement as exhibits thereto, is attached hereto as Exhibit 10.2, and is incorporated herein by reference. The foregoing summary of the material terms of the Letter Agreement (including the related release agreement) and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2.

LTI Program. In considering the adverse effects of the COVID-19 pandemic on the Company’s performance and our management’s strong leadership in addressing the adverse effects of the pandemic, on December 11, 2020, the Compensation and Management Development Committee of the Board of Directors of the Company (the “Committee”), approved a modification to the Company’s 2020-2022 long-term incentive compensation program (the “LTI Program”).

Our named executive officers, along with other senior officers, are participants in the LTI Program. As discussed in our Proxy Statement for the 2020 Annual Meeting of Shareholders, the LTI Program included four performance metrics (the LTI Program does not include awards based only on continuous service), one of which was based on the Company’s funds from operations as adjusted

(“FFO as Adjusted”) for the period from January 1, 2020 to December 31, 2021 (the “1-Year FFO as Adjusted Metric”). The awards under the 1-Year FFO as Adjusted Metric were to be determined based upon performance targets for FFO as Adjusted that were set by the Committee prior to the beginning of the performance period on January 1, 2020. Based on such targets and due to the adverse effects of the COVID-19 pandemic on the Company’s FFO as Adjusted, it is projected that the threshold for the 1-Year FFO as Adjusted Metric will not be reached, therefore the value of the portion of the awards based on the 1-Year FFO as Adjusted Metric will be zero.

The Committee recognized that the performance targets for the 1-Year FFO as Adjusted Metric were established prior to the beginning of the COVID-19 pandemic and, accordingly, at a time when the adverse impact of the pandemic on the Company’s business, and in particular the adverse impact of the pandemic on the Company’s 2020 FFO as Adjusted, was unforeseeable. The Committee also recognized that the adverse impact of the pandemic was not unique to the Company and that the pandemic adversely impacted the Company’s industry in general. The Committee also considered the strong leadership of the named executive officers and other participants in the LTI Program during the pandemic, as demonstrated by their efforts to institute new procedures and policies to address the economic and regulatory changes arising from the COVID-19 pandemic. The Committee believed that the Company’s 2020 performance relative to 1-Year FFO as Adjusted Metric was not fully reflective of management’s efforts, particularly considering that the Company’s performance during the first quarter of 2020 was on track to meet or exceed the target established for the 1-Year FFO as Adjusted Metric prior to the beginning of the year.

Accordingly, the Committee modified the LTI Program to remove the 1-Year FFO as Adjusted Metric for the 2020 fiscal year, and to replace such metric with a new metric based on the Company’s growth in FFO as Adjusted over a two-year period versus the growth in FFO as Adjusted for our apartment peers, defined as a group consisting of Apartment Investment Management Company, AvalonBay Communities, Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc. and Mid-America Apartment Communities (the “2-Year FFO as Adjusted Metric”). The performance period for the 2-Year FFO as Adjusted Metric will be the 2020 and 2021 calendar years. One-half of the portion of the LTI Program awards based on the 2-Year FFO as Adjusted Metric will vest, if at all, when the Committee determines actual performance for the 2-Year FFO as Adjusted Metric in January or February of 2022 and one-half will vest, if at all, one year thereafter. The threshold, target and maximum performance levels for the 2-Year FFO as Adjusted Metric are as follows:

Relative 2-Year FFO as Adjusted Growth Rate	Percentage Earned
Below -600bps to Weighted Average Growth Rate	0%
-600bps to Weighted Average Growth Rate	50%
Weighted Average Growth Rate	100%
+600bps to Weighted Average Growth Rate	200%

The Committee has not previously modified metrics or performance levels for the LTI Program during the applicable performance period, but is doing so in response to the unique environment created by the COVID-19 pandemic.

The Committee believes that this modification to the LTI Program recognizes the hard work, commitment and achievements of the participants in the LTI Program during an extremely challenging time, while simultaneously maintaining the rigor of the LTI Program with respect to providing meaningful incentives to participants, aligning their interests with the interests of our shareholders, and furthering our retention objectives.

Item 7.01 Regulation FD Disclosure.

The press release announcing Mr. Davis’ resignation as Chief Operating Officer is furnished as Exhibit 99.1 to this Report. This information is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Eleventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 16, 2020.
10.2	Letter Agreement, between the Company and Mr. Davis (including the related release agreement and Consulting Agreement as exhibits thereto), dated December 16, 2020.
99.1	Press Release.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

December 16, 2020	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

United Dominion Realty, L.P.
By:	UDR, Inc., its general partner /s/ Joseph D. Fisher
Joseph D. Fisher
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)